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EXHIBIT 99.1


FOR IMMEDIATE RELEASE

AUGUST 15, 2002                             CONTACT:    ELIZABETH CATTELL
                                                        (816) 243-2930
                                                        ecattell@flyvanguard.com


                        VANGUARD AIRLINES SEEKS MODIFIED
                            SEC REPORTING PROCEDURES

KANSAS CITY, MO - Vanguard Airlines, Inc. filed a no action letter with the Securities and Exchange Commission on August 14, 2002, requesting that it be permitted to suspend filing its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K while the Company is in reorganization proceedings under Chapter 11 of the United States Bankruptcy Code and, in lieu thereof, file under cover of Forms 8-K, copies of its Monthly Reports filed with the Bankruptcy Court.

The Company has not filed and does not intend to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002.

Based in Kansas City, Missouri, Vanguard Airlines, Inc. formerly offered commercial passenger airline service to the flying public. On July 30, 2002, the Company voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Western District of Missouri.

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